Exhibit 99.2

American Society *of* Hematology
Helping hematologists conquer blood diseases worldwide



The MEDALIST Trial: Results of a Phase 3, Randomized, Double-Blind, Placebo-Controlled Study of Luspatercept to Treat Patients With Very Low-, Low-, or Intermediate-Risk Myelodysplastic Syndromes (MDS) Associated Anemia With Ring Sideroblasts (RS) Who Require Red Blood Cell (RBC) Transfusions

Pierre Fenaux, Uwe Platzbecker, Ghulam J. Mufti, Guillermo Garcia-Manero, Rena Buckstein, Valeria Santini, María Díez-Campelo, Carlo Finelli, Mario Cazzola, Osman Ilhan, Mikkael A. Sekeres, José F. Falantes, Beatriz Arrizabalaga, Flavia Salvi, Valentina Giai, Paresh Vyas, David Bowen, Dominik Selleslag, Amy E. DeZern, Joseph G. Jurcic, Ulrich Germing, Katharina S. Götze, Bruno Quesnel, Odile Beyne-Rauzy, Thomas Cluzeau, Maria Teresa Voso, Dominiek Mazure, Edo Vellenga, Peter L. Greenberg, Eva Hellström-Lindberg, Amer M. Zeidan, Abderrahmane Laadem, Aziz Benzohra, Jennie Zhang, Anita Rampersad, Peter G. Linde, Matthew L. Sherman, Rami S. Komrokji, Alan F. List

MEDALIST Trial Background and Rationale • Patients with lower-risk (LR)a transfusion-dependent MDS have a poorer prognosis, with greater risk of progression to AML and inferior overall survival compared with patients with transfusion-independent MDS • RBC transfusion-dependent LR, non-del(5q) MDS patients have a transient response to ESAs, with an attendant risk of iron overload and secondary organ complications • Few treatment options exist for the large number of patients with LR MDS who are either refractory to or become unresponsive to ESAs1 a IPSS-R-defined criteria. AML, acute myeloid leukemia; ESA, erythropoiesis-stimulating agent; IPSS-R, revised International Prognostic Scoring System; MDS, myelodysplastic syndromes; RBC, red blood cell. 1. Fenaux P, and Adès L. Blood. 2013;121:4280-4286.

MEDALIST Trial
Luspatercept

- Luspatercept is an investigational first-in-class erythroid maturation agent that neutralizes select TGF-β superfamily ligands to inhibit aberrant Smad2/3 signaling and enhance late-stage erythropoiesis in MDS models[1]
- In a phase 2 study in LR, non-del(5q) MDS, luspatercept yielded a high frequency of transfusion reduction or RBC-TI in patients with MDS-RS vs other subtypes[2]



Luspatercept
ActRIIB / IgG1 Fc recombinant fusion protein
Modified extracellular domain of ActRIIB
Human IgG1 Fc domain



TGF-β superfamily ligand
ActRIIB
P
Smad2/3
Complex
Cytoplasm
Nucleus
Erythroid maturation

ActRIIB, human activin receptor type IIB; IgG1 Fc, immunoglobulin G1 fragment crystallizable; RBC-TI, red blood cell transfusion independence; RS, ring sideroblasts; TGF-β, transforming growth factor beta.

1. Suragani RN, et al. Nat Med. 2014;20:408-414;
2. Platzbecker U, et. A. Lancet Oncol. 2017; 18:1338.

American Society of Hematology

MEDALIST Trial

Study Design – A Randomized, Double-Blind, Placebo-Controlled, Phase 3 Study

Patient Population

- MDS-RS (WHO): ≥ 15% RS or ≥ 5% with *SF3B1* mutation
- < 5% blasts in bone marrow
- No del(5q) MDS
- IPSS-R Very Low-, Low-, or Intermediate-risk
- Prior ESA response
  - Refractory, intolerant
  - ESA naive: EPO > 200 U/L
- Average RBC transfusion burden ≥ 2 units/8 weeks
- No prior treatment with disease-modifying agents (e.g. iMIDs, HMAs)

Randomize 2:1

Luspatercept 1.0 mg/kg (s.c.) every 21 days
n = 153

Dose titrated up to a maximum of 1.75 mg/kg

Placebo (s.c.) every 21 days
n = 76

Disease & Response Assessment week 24 & every 6 months
Treatment discontinued for lack of clinical benefit or disease progression per IWG criteria; no crossover allowed

Subjects followed ≥ 3 years post final dose for AML progression, subsequent MDS treatment and overall survival

Data cutoff: May 8, 2018 Includes last subject randomized + 48 weeks.
EPO, erythropoietin; HMA, hypomethylating agent; iMID, immunomodulatory drug; IWG, International Working Group; s.c., subcutaneously; *SF3B1*, splicing factor 3b subunit 1; WHO, World Health Organization.

American Society *of* Hematology

MEDALIST Trial Study Design (cont.) • Patients were randomized between March 2016 and June 2017 at 65 sites in Belgium, Canada, France, Germany, Italy, the Netherlands, Spain, Sweden, Turkey, UK, and USA

MEDALIST Trial
Study Endpoints

Primary endpoint:
- Red blood cell transfusion independence ≥ 8 weeks (weeks 1–24)

Key secondary endpoint:
- Red blood cell transfusion independence ≥ 12 weeks (weeks 1–24 and weeks 1–48)

Additional secondary endpoints:
- HI-E (IWG 2006 criteria[1]) for any consecutive 56-day period
  - Reduction in red blood cell transfusion burden ≥ 4 RBC units/8 weeks[a] or
  - Mean Hb increase of ≥ 1.5 g/dL/8 weeks[b]
- Duration of response
- Hb change from baseline

[a] In patients with baseline RBC transfusion burden ≥ 4 units/8 weeks. [b] In patients with baseline RBC transfusion burden < 4 units/8 weeks.
Hb, hemoglobin; HI-E, hematological improvement–erythroid.

1. Cheson BD, et al. Blood. 2006;108:419-425.

American Society of Hematology

MEDALIST Trial Demographics and Baseline Disease Characteristics Luspatercept Placebo Characteristic (n = 153) (n = 76) Age, median (range), years 71 (40–95) 72 (26–91) Male, n (%) 94 (61.4) 50 (65.8) Time since original MDS diagnosis, median (range), months 44.0 (3–421) 36.1 (4–193) WHO classification RCMD-RS, n (%) 145 (94.8) 74 (97.4) RBC transfusion burden, median (range), units/8 weeksa 5 (1–15) 5 (2–20) ≥ 6 units/8 weeks, n (%) 66 (43.1) 33 (43.4) < 6 units/8 weeks, n (%) 87 (56.9) 43 (56.6) Pre-transfusion Hb, median (range), g/dL 7.6 (6–10) 7.6 (5–9) IPSS-R risk categoryb Very Low, Low, n (%) 127 (83.0) 63 (82.9) Intermediate, n (%) 25 (16.3) 13 (17.1) SF3B1 mutation, n (%) 141 (92.2) 65 (85.5)c Serum EPO < 200 U/L, n (%) 88 (57.5)c 50 (65.8) ≥ 200 U/L, n (%) 64 (41.8)c 26 (34.2) a In the 16 weeks prior to randomization. b 1 (0.7%) patient in the luspatercept arm was classified as IPSS-R High-risk. c Data were missing for 1 patient. RCMD-RS, refractory cytopenia with multilineage dysplasia with RS.

MEDALIST Trial Treatment Exposure Luspatercept Placebo Parameter (n = 153) (n = 76) Treatment duration, median (range), weeks 49 (6–114) 24 (7–89) Completed ≥ 24 weeks of treatment (primary phase), n (%) 128 (83.7) 68 (89.5) Completed ≥ 48 weeks of treatment, n (%) 78 (51.0) 12 (15.8) Number of doses received, median (range) 16 (2–37) 8 (3–30) Maximum dose escalation, n (%)a 1.0 mg/kg 35 (22.9) 5 (6.6) 1.33 mg/kg 28 (18.3) 8 (10.5) 1.75 mg/kg 90 (58.8) 63 (82.9) Patients remaining on treatment, n (%) 70 (45.8) 6 (7.9) Patients discontinued from treatment, n (%) 83 (54.2) 70 (92.1) Lack of benefit 51 (33.3) 50 (65.8) Patient withdrawal 14 (9.2) 10 (13.2) AE 10 (6.5) 4 (5.3) Disease progression 3 (2.0) 2 (2.6) Other 5 (3.3) 4 (5.3) a Dose may be titrated up to a maximum of 1.75 mg/kg. AE, adverse event.

MEDALIST Trial Primary Endpoint: Red Blood Cell Transfusion Independence ≥ 8 Weeks Luspatercept Placebo RBC-TI ≥ 8 weeks (n = 153) (n = 76) Weeks 1–24, n (%) 58 (37.9) 10 (13.2) 95% CI 30.2–46.1 6.5–22.9 P valuea < 0.0001 a Cochran–Mantel–Haenszel test stratified for average baseline RBC transfusion requirement (≥ 6 units vs < 6 units of RBCs/8 weeks) and baseline IPSS-R score (Very Low or Low vs Intermediate). CI, confidence interval.

MEDALIST Trial

Primary Endpoint: Subgroup Analysis

	Luspatercept, n (%)	Placebo, n (%)	OR (95% CI)	*P* Value
Overall	58/153 (37.9)	10/76 (13.2)	5.06 (2.28–11.3)	< 0.0001
Average baseline RBC transfusion requirement				
≥ 6 units/8 weeks	6/66 (9.1)	1/33 (3.0)	3.20 (0.37–27.7)	0.2699
< 6 units/8 weeks	52/87 (59.8)	9/43 (20.9)	5.61 (2.40–13.1)	< 0.0001
4 to < 6 units/8 weeks	15/41 (36.6)	1/23 (4.3)	12.7 (1.55–104)	0.0046
< 4 units/8 weeks	37/46 (80.4)	8/20 (40.0)	6.17 (1.95–19.5)	0.0013
Baseline serum EPO (U/L)				
< 100	23/51 (45.1)	7/31 (22.6)	2.82 (1.03–7.71)	0.0413
100 to < 200	14/37 (37.8)	2/19 (10.5)	5.17 (1.04–25.9)	0.0338
200–500	17/43 (39.5)	1/15 (6.7)	9.15 (1.10–76.2)	0.0188
Age group				
≤ 64 years	17/29 (58.6)	3/16 (18.8)	6.14 (1.43–26.3)	0.0108
65–74 years	23/72 (31.9)	4/29 (13.8)	2.93 (0.91–9.41)	0.0635
≥ 75 years	18/52 (34.6)	3/31 (9.7)	4.94 (1.32–18.5)	0.0120
Gender				
Male	32/94 (34.0)	4/50 (8.0)	5.94 (1.96–18.0)	0.0006
Female	26/59 (44.1)	6/26 (23.1)	2.63 (0.92–7.48)	0.0673
Time since initial diagnosis at baseline				
≤ 2 years	14/40 (35.0)	3/19 (15.8)	2.87 (0.71–11.6)	0.1312
> 2–5 years	30/62 (48.4)	4/34 (11.8)	7.03 (2.21–22.3)	0.0004
> 5 years	14/51 (27.5)	3/23 (13.0)	2.52 (0.65–9.83)	0.1756
Baseline IPSS-R risk				
Very Low or Low	48/127 (37.8)	9/63 (14.3)	3.65 (1.65–8.05)	0.0009
Intermediate	10/25 (40.0)	1/13 (7.7)	8.00 (0.89–71.6)	0.0398
Baseline platelet count				
< 100 × 10^9/L	2/8 (25.0)	1/6 (16.7)	1.67 (0.11–24.3)	0.7171
100–400 × 10^9/L	42/128 (32.8)	8/61 (13.1)	3.24 (1.41–7.42)	0.0042
> 400 × 10^9/L	14/17 (82.4)	1/9 (11.1)	37.3 (3.31–422)	0.0006



0
0.1
0.25
0.5
2
10
20
100
1,500
← Favors placebo
Favors luspatercept →

OR, odds ratio.

American Society *of* Hematology

MEDALIST Trial Key Secondary Endpoint: Red Blood Cell Transfusion Independence ≥ 12 Weeks Luspatercept Placebo RBC-TI ≥ 12 Weeks (n = 153) (n = 76) Weeks 1–24, n (%) 43 (28.1) 6 (7.9) 95% CI 21.14–35.93 2.95–16.40 P valuea 0.0002 Weeks 1–48, n (%) 51 (33.3) 9 (11.8) 95% CI 25.93–41.40 5.56–21.29 P valuea 0.0003 a Cochran–Mantel–Haenszel test stratified for average baseline RBC transfusion requirement (≥ 6 units vs < 6 units of RBCs/8 weeks) and baseline IPSS-R score (Very Low or Low vs Intermediate).

MEDALIST Trial Duration of RBC-TI Response in Primary Endpoint Responders 1.0 Median duration (weeks) (95% CI): 30.6 (20.6–40.6) vs 13.6 (9.1–54.9) 0.9 Luspatercept 0.8 Placebo 0.7 Censored 0.6 0.5 RBC-TI 0.4 0.3 0.2 0.1 Probability Probability of Maintaining 0 0 10 20 30 40 50 60 70 80 90 100 110 120 Duration of RBC-TIa (week) Number of patients Luspatercept 58 49 37 29 22 18 10 6 3 2 1 1 0 Placebo 10932220 a During indicated treatment period. Patients who maintained RBC-TI at the time of analysis are censored.

MEDALIST Trial Secondary Endpoint: Erythroid Response (HI-E) Luspatercept Placebo (n = 153) (n = 76) Achieved HI-Ea (weeks 1–24), n (%) 81 (52.9) 9 (11.8) Reduction of ≥ 4 RBC units/8 weeks (baseline transfusion burden ≥ 4 units/8 weeks) 52/107 (48.6) 8/56 (14.3) Hb increase of ≥ 1.5 g/dL (baseline transfusion burden < 4 units/8 weeks) 29/46 (63.0) 1/20 (5.0) 95% CI 44.72–61.05 5.56–21.29 P valueb <0.0001 Achieved HI-Ea (weeks 1–48), n (%) 90 (58.8) 13 (17.1) Reduction of ≥ 4 RBC units/8 weeks (baseline RBC transfusion burden ≥ 4 units/8 weeks) 58/107 (54.2) 12/56 (21.4) Hb increase of ≥ 1.5 g/dL (baseline RBC transfusion burden < 4 units/8 weeks) 32/46 (69.6) 1/20 (5.0) 95% CI 50.59–66.71 9.43–27.47 P valueb <0.0001 a Defined as the proportion of patients meeting the HI-E criteria per IWG 2006 criteria (Cheson et al. 2006) sustained over a consecutive 56-day period during the indicated treatment period. b Luspatercept compared with placebo, Cochran–Mantel–Haenszel test.

MEDALIST Trial Change3 in Hemoglobin Concentration Responder receiving luspatercept Non-responder receiving luspatercept Placebo 2 1 SE) FromBaseline (g/dL) ± 0 -1 11/5/2018Baseline 1 211/26/20183 12/17/20186 1/7/2019912 1/28/201913 2/18/201915 3/11/2019 18 4/1/2019 21 4/22/201924 Hb MeanChange( Analysis Week Visit • Median peak hemoglobin increase in luspatercept responders: 2.55 g/dL (1–4.1 g/dL) Number of patients Respondera 24 36 55 53 52 50 42 47 50 42 45 153 Non-responder 33 51 61 52 60 53 34 45 56 48 35 Placebo 76 32 36 41 47 44 52 29 44 47 44 32 a LS mean difference (95% CI) for luspatercept responders versus placebo: 1.08 (0.84, 1.31), P < 0.0001. Only patients with RBC-TI ≥ 8 weeks during weeks 1–24 are included. Hb measurement was excluded within 14 days after a RBC transfusion unless within 3 days prior to another RBC transfusion. Mean and SE were not calculated if the number of patients was < 8 in the luspatercept non-responder group or < 4 in the placebo group. SE, standard error.

MEDALIST Trial Safety Summary Luspatercept Placebo (n = 153) (n = 76) Patients with ≥ 1 TEAE, n (%) 150 (98.0) 70 (92.1) Patients with ≥ 1 serious TEAE 48 (31.4) 23 (30.3) Patients with ≥ 1 Grade 3 or 4 TEAE 65 (42.5) 34 (44.7) Patients with TEAEs leading to deatha 5 (3.3) 4 (5.3) Patients with ≥ 1 TEAE causing discontinuation, n (%) 13 (8.5) 6 (7.9) • TEAEs were balanced between the armsb • Progression to AML occurred in 4 patients (3/153 [2.0%] in the luspatercept arm; 1/76 [1.3%] in the placebo arm) a In luspatercept arm: sepsis (n = 2), multiple organ dysfunction syndrome, renal failure, and hemorrhagic shock; in placebo arm: sepsis, urosepsis, general physical health deterioration, and respiratory failure. b The most common grade 3 or 4 TEAEs reported in luspatercept-treated patients were anemia (6.5% of patients), fall (4.6%), and fatigue (4.6%). TEAE, treatment-emergent adverse event.

MEDALIST Trial TEAEs ≥ 10% Incidence in Either Arm Luspatercept Placebo n (%) (n = 153) (n = 76) Fatigue 41 (26.8) 10 (13.2) Diarrhea 34 (22.2) 7 (9.2) Asthenia 31 (20.3) 9 (11.8) Nausea 31 (20.3) 6 (7.9) Dizziness 30 (19.6) 4 (5.3) Back pain 29 (19.0) 5 (6.6) Cough 27 (17.6) 10 (13.2) Edema peripheral 25 (16.3) 13 (17.1) Headache 24 (15.7) 5 (6.6) Dyspnea 23 (15.0) 5 (6.6) Bronchitis 17 (11.1) 1 (1.3) Constipation 17 (11.1) 7 (9.2) Urinary tract infection 17 (11.1) 4 (5.3) Fall 15 (9.8) 9 (11.8) TEAEs ≥ 10% incidence in either arm by preferred term

MEDALIST Trial Conclusions • In lower-risk, RS-positive MDS, treatment with luspatercept resulted in a significantly higher percentage of patients who achieved RBC-TI, major RBC transfusion reduction, or hemoglobin increase, compared with placebo • Erythroid responses were durable, with approximately 40% of patients achieving RBC-TI sustained at 12 months of treatment • Luspatercept was generally well tolerated in this patient population • Luspatercept is a potential new therapy for the treatment of patients with lower-risk, RS-positive MDS with RBC transfusion-dependent anemia

Acknowledgements • We thank all the patients, families, and investigators who participated in the study • This study was sponsored by Celgene Corporation, Summit, NJ, USA and Acceleron Pharma, Cambridge, MA, USA • The authors received editorial assistance from Excerpta Medica (Miriam de Boeck, Emily Poulin, PhD), supported by Celgene Corporation and Acceleron Pharma • The authors are fully responsible for all content and editorial decisions for this presentation